UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest event Reported): May 31, 2011

                          AMERICAN MINING CORPORATION
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   000-52403
                            (Commission File Number)

                                   20-3373669
                       (IRS Employer Identification No.)

                        970 Caughlin Crossing, Suite 100
                              Reno, Nevada  89519
                                 (888) 505-5808
                    (Address Of Principal executive offices)

         3044 Bloor Street West, Suite 1440, Toronto, Ontario   M8X 2Y8
                                (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled "Description of Business," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements are identified by terms such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "would" and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

-     our future business strategy, plans and goals;
-     our estimated capital expenditures;
-     the economic potential of the 16:1 Mill and the Ashdown Mill;
-     future gold and silver prices;
-     our production estimates;
-     our expectations regarding gold and silver recovery;
-     our estimated future sales and cost of sales;
-     the availability of outside contractors;
-     our anticipated cash flows and cash operating costs; and
-     the availability of additional capital.

Forward-looking statements represent our estimates and assumptions only as of the date of this report. This report and the documents that we reference and filed as exhibits to this report should be read completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Except where the context otherwise requires and for the purposes of this report only, the "Company," "we," "us," and "our" refer to the Registrant; "Exchange Act" refers to the Securities Exchange Act of 1934, as amended; "Board" refers to the board of directors of the Company; "NAMC" refers to North American Mining Corporation, a company incorporated under the laws of the State of Nevada; "NRS" refers to the Nevada Revised Statutes; "SEC" refers to the United States Securities and Exchange Commission; and "Securities Act" refers to the Securities Act of 1933, as amended.

ITEM 1.01     ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information contained in Item 2.01 is incorporated into this Item 1.01 by reference.

AMENDMENT TO ASSET PURCHASE AGREEMENT

On May 31, 2011, the Company and NAMC amended the Asset Purchase Agreement executed on April 18, 2011, by revising Schedule A to the Asset Purchase Agreement to include certain additional equipment acquired from NAMC, by changing the closing date of the acquisition to May 31, 2011, and by changing certain provisions of the Employment Agreement that was attached as Schedule H to the Asset Purchase Agreement. A copy of the amendment to the Asset Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated into this Item
1.01 by reference.

ASSIGNMENT AND ASSUMPTION AGREEMENT

On May 31, 2011, NAMC delivered to the Company an executed Assignment and Assumption Agreement by which NAMC assigned, conveyed and transferred to the Company all right, title and interest in and to the Assets (as defined in the Assignment and Assumption Agreement) and we agreed to assume, pay, satisfy, discharge, perform and fulfill all obligations of NAMC that arise after May 31, 2011 in respect of the Assets.

The foregoing description is qualified in its entirety by reference to the full text of the Assignment and Assumption Agreement, which is filed herewith as
Exhibit 10.2 and is incorporated into this Item 1.01 by reference.

EMPLOYMENT AGREEMENT

On May 31, 2011, we entered into an Executive Employment Agreement with Gary MacDonald to serve as our President and Chief Executive Officer for a term of seven years, commencing June 1, 2011, which term will be automatically extended for one year on June 1, of each succeeding year during the term unless the Company gives notice to the contrary, subject to termination upon notice or certain other conditions. Mr. MacDonald's annual base salary will be $120,000 exclusive of bonuses, benefits and other compensation, which will be increased by five percent each year. Mr. MacDonald will be entitled to employee benefits comparable to those provided to other senior executives of the Company, and to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by the Company from time to time to its senior executives. The Executive Employment Agreement also provides Mr. MacDonald with certain severance benefits if his employment is terminated due to death or disability, by the Company without Cause (as defined in the Executive Employment Agreement), or by Mr. MacDonald for Good Reason (as defined in the Executive Employment Agreement). If Mr. MacDonald's employment is terminated other than for Just Cause, disability or death, or if it is terminated by Mr. MacDonald for Good Reason, (a) the Company will pay to Mr. MacDonald an amount equal to his annual base salary for the unexpired portion of his term of employment, (b) all options, rights, warrants or other entitlements for the purchase or acquisition of shares in the capital of the Company or any affiliate thereof shall be deemed to be granted to Mr. MacDonald and available for exercise as of the date of termination of his employment, and (c) the Company will pay to Mr. MacDonald an amount equal to the present value of all employment and pension benefits to which Mr. MacDonald would have been entitled during the term of employment if it had not been terminated. The Executive Employment Agreement does not provide for any additional or alternative severance or other payment to Mr. MacDonald if his employment is terminated in connection with a change in control of the Company or his responsibilities are modified in connection with a change in control.

The foregoing description is qualified in its entirety by reference to the full text of the Executive Employment Agreement, which is filed herewith as Exhibit
10.3 and is incorporated into this Item 1.01 by reference.

CONSENT TO ASSET ACQUISITION

The acquisition of the Assets from NAMC was subject to the consent of Gary MacDonald as a secured creditor of NAMC, under the terms of a General Security Agreement dated May 1, 2007. On May 31, 2011, the Company issued 2,000,000 shares of Series A Preferred Stock to Gary MacDonald in exchange for his consent. The foregoing description is qualified in its entirety by reference to the full text of the consent, which is filed herewith as Exhibit 10.4 and is incorporated into this Item 1.01 by reference.

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 18, 2011, we entered into an agreement of purchase and sale (the "Asset Purchase Agreement") with NAMC, whereby we agreed to acquire the Assets, from NAMC in exchange for 31,000,000 shares of the Company's common stock and an assumption of certain liabilities associated with the Assets. The Company further agreed to issue 2,000,000 shares of Series A Preferred Stock to Gary MacDonald, as a secured creditor of NAMC, in exchange for his consent to the acquisition. The acquisition of the Assets completed on May 31, 2011.

The Assets acquired from NAMC include the following:

1.     ASHDOWN MILL LETTER OF INTENT

NAMC has assigned to the Company all its right, title and interest in and to a binding Letter of Intent dated March 22, 2011 (the "Ashdown LOI"), between NAMC and Win-Eldrich Gold Inc. ("WEG"). The Ashdown LOI grants the Company a 50% ownership interest in a permitted, operating mill facility, together with ancillary used equipment and supplies suitable for concentrating gold, silver and other precious metals, including one 800 ton-per-day crushing circuit, one 100 ton-per-day AC Ball Mill and two 50,000 ton tailings impoundments (collectively referred to as the "Ashdown Mill"). The Ashdown Mill is located on 39.7 acres of privately owned land in Humboldt County, Nevada. The Ashdown Mill will be operated as a joint venture by the Company and WEG through a Nevada limited liability company to be formed.

The Ashdown LOI requires NAMC to pay $500,000 to WEG on execution of the Ashdown LOI (the "Deposit"), with a further obligation to pay WEG $1.5 million on execution of a definitive agreement (the "WEG Payment"), which is to be completed within 90 days of the date of the Ashdown LOI (the "Due Date"). As of May 31, 2011, NAMC had paid the Deposit but had not paid the WEG Payment. As a result of the assignment by NAMC to the Company of the Ashdown LOI and the assumption by the Company of liabilities thereunder, the Company is now responsible for the WEG Payment.

The Ashdown LOI will automatically terminate if we do not make the WEG Payment by the Due Date, or such other date as the parties may agree to in writing. If we fail to diligently and in good faith satisfy its obligations under the Ashdown LOI, the Deposit will be forfeited. If our due diligence of the Ashdown Mill does not substantiate representations made by WEG, the Deposit will be returned to us.

2.     SILVER PEAK EXPLORATION AGREEMENT AND MILL SITE AGREEMENT

NAMC has assigned to the Company all its right, title and interest in and to an Exploration Agreement And Mill Site Agreement dated September 23, 2010 (the "Silver Peak Agreement"), between NAMC and Silver Peak Properties LLC, a Delaware limited liability company ("Silver Peak"). Under the provisions of the Silver Peak Agreement, Silver Peak is leasing to the Company a tract of real property (the "16:1 Mill"), composed of 27.5 contiguous acres in Esmeralda County, Nevada. The Silver Peak Agreement also grants the Company the exclusive right to conduct milling and refining, ore processing and mineral exploration at the 16:1 Mill until September 22, 2030, extendable by the Company for an additional five years to September 22, 2035.

No initial payment by the Company is required under the Silver Peak Agreement. Upon the earlier of September 22, 2011, and the commencement of milling and refining operations, the Company will owe monthly rent to Silver Peak for the remainder of the term of the Silver Peak Agreement in the amount of the greater of: (a) 1.5% of the gross proceeds of the material processed on the property; and (b) $2,500.00. Our failure to remit two or more rental payments will give Silver Peak the right to terminate the Silver Peak Agreement.

The Silver Peak Agreement grants the Company the right to purchase the leased property at a price to be determined by an independent valuator, or by agreement of the parties.

3.     CROWN GOLD MEMORANDUM OF UNDERSTANDING

 NAMC assigned to the Company all its right, title and interest in and to a Memorandum of Understanding, dated November 16, 2010, between NAMC and Crown Gold Corporation of Reno, Nevada ("Crown"), granting a first right of refusal option to process metallurgical samples at the 16:1 Mill.

4.     NJB BINDING LETTER OF INTENT AND TERM SHEET

NAMC assigned to the Company all its right, title and interest in and to a Binding Letter of Intent and Term Sheet dated March 21, 2011, between NAMC and NJB Mining Inc. (the "NJB LOI"). Under the terms of the NJB LOI, we have the right to acquire certain used milling equipment, including a Marcy ball mill, five used thickener mechanisms (Eimco Type B), and one Eimco 2.6 meter belt press with dual "P" rolls (the "NJB Equipment") for a total purchase price of $800,000 of which $425,000 has been paid by NAMC. The remainder of the purchase price for the NJB Equipment is to be paid by us as follows: (a) $200,000 on June 25, 2011, and (b) $175,000 on July 25, 2011. All payments are non-refundable.

5.     MILLING EQUIPMENT

NAMC assigned to the Company a 100% ownership interest in and to certain used milling and related equipment, free and clear of encumbrances, including two Denver 3' x 3'6" ball mill circuits, one 750 kg capacity plasma (pillar) tilt furnace (with skidding and platforms), two Cress furnaces for assaying, one 3' x 3' 6" Denver ball mill, one 3' x 3.5' Denver ball mill circuit, one jaw-crusher circuit with screen (skid mounted), and one jaw-crusher circuit with screen (skid mounted).
                               FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on May 31, 2011, we acquired certain assets from NAMC. Since the acquisition caused a dramatic change in our business, we are providing disclosure that would be provided on Form 10 (General Form of Registration of Securities).

                            DESCRIPTION OF BUSINESS

HISTORY

We were incorporated on September 15, 2005, as Thrust Energy Corp. for the purpose of acquiring undivided working interests in small oil and gas exploration properties and non-operating interests in both producing and exploration projects throughout the United States and Canada.

In 2009, we expanded our business plan to include the development of renewable energy sources. Our efforts in this area were unsuccessful. In 2010, we abandoned our pursuit of renewable energy to focus on the acquisition of oil and natural gas interests.

On September 30, 2010, we increased our authorized capital to 900 million shares of common stock (par value $0.0001) and 100 million shares of preferred stock (par value $0.0001) and effected a 20-for-1 reverse split of our issued and outstanding common stock. As a result of the reverse split, our issued and outstanding common stock was reduced from 13,604,000 shares to 680,202 shares.

In light of our failure to earn any meaningful revenue, our management determined in April 2011 that we should change our business plan to include toll milling and refining, mineral exploration and development. In accordance with the change in our business focus, on April 18, 2011, we entered into the Asset Purchase Agreement with NAMC, whereby we agreed to acquire the Assets from NAMC in exchange for 31,000,000 shares of our common stock and an assumption of certain liabilities associated with the Assets. We further agreed to issue 2,000,000 shares of Series A Preferred Stock to Gary MacDonald, the President of NAMC, in his personal capacity as a secured creditor of NAMC, in exchange for his consent to the acquisition.

On May 31, 2011, we effected a change of name to American Mining Corporation by completing short form merger with a wholly-owned subsidiary.

The acquisition of the Assets from NAMC completed on May 31, 2011. As a result of the acquisition and obtaining the consents necessary to complete the acquisition, NAMC acquired 59.9% voting control of the Company and Gary MacDonald acquired 38.7% voting control of Company.

On May 31, 2011, Thomas Mills resigned as President and Chief Executive Officer of the Company. He has agreed to remain as the Chief Financial Officer and Secretary, pro tem, of the Company until such time as suitable incumbents for the positions can be engaged.

On May 31, 2011, the Board appointed Gary MacDonald, as the President and Chief Executive Officer of the Company, effective June 1, 2011.

OUR BUSINESS

American Mining Corporation is in the business of toll milling and refining, mineral exploration and mine development. Toll milling is a process whereby mined material is crushed and ground into fine particles to ease the extraction of any valuable minerals contained therein, such as gold, silver, lead, zinc and copper, and rare earth metals. We plan to generate revenue from multiple sources, including our milling and refining operations, from concentrate sales, gold dor sales and joint venture partnerships. We do not intend to rely on a single project, but rather on multiple mills and sources of feedstock.

We intend to position our milling and refining operations within economic proximity of advanced stage exploration properties that are located within a 300 mile radius. Advanced exploration stage properties typically have identified high grade deposits. Our milling facilities will enable independent mineral properties within our service areas to realize shortened investment horizons, reduced permitting fees, lower mine development costs, lessened environmental impact and other significant economic benefits.

Toll milling is a new area of business for us, and our management team has limited experience in toll milling operations. Although we intend to hire knowledgeable and experienced employees or consultants with significant experience in toll milling operations, there is no assurance that this line of business will be successful, or that it will ever generate significant revenue or achieve profitability.

Once our milling operations are generating cash flow, we also intend to engage in the acquisition and exploration of mineral properties that we believe have a high potential for new mineral discoveries and profitability. We do not presently own or have any rights to a mineral property and we have no reserves of any type of mineral.



                                [GRAPHIC OMITED]




ASHDOWN MILL, HUMBOLDT COUNTY, NEVADA

On May 31, 2011, we acquired all right, title and interest of NAMC in and to a binding Letter of Intent dated March 22, 2011 (the "Ashdown LOI"), between NAMC and Win-Eldrich Gold Inc. ("WEG"). WEG is a wholly-owned subsidiary of Win-Eldrich Mines Limited (TSXV:WEX), a Canadian mineral exploration and mine development company that has operated the Ashdown Mill since 1987 ("WEX").

The Ashdown LOI grants the Company a 50% joint venture interest with WEG in an operating gravity circuit flotation mill, together with one 800 ton-per-day crusher, two 50,000 ton tailings ponds and all ancillary equipment and supplies for concentrating molybdenum sulphide (collectively referred to as the "Ashdown Mill"). The Ashdown Mill is currently permitted and capable of producing 100 tons-per-day of flotation concentrates at a processing recovery rate of 90% and an average operating cost of $70 per ton. It is presently producing a molybdenum concentrate that WEG sells to third party metal refiners.

The Ashdown Mill is located on 39.7 acres of privately owned land 10 miles southwest of Denio Junction, Humboldt County, Nevada, that is situated in the midst of the Ashdown Property, a mineral exploration property owned by Win-Eldrich Mines Ltd. that contains 293 unpatented lode claims occupying approximately 9 square miles in the northern Pine Forest Range. According to the public filings of WEX on SEDAR (www.sedar.com), the Ashdown Property has copper, gold and molybdenum in its potential existing resource.

Under the terms of the Ashdown LOI, the purchase price for a 50% joint venture interest in the Ashdown Mill is $2 million, (the "Buy-in") of which a $500,000 deposit (the "Deposit") has been paid by NAMC. We must pay the remaining $1.5 million of the Buy-in on execution of a definitive agreement with WEG, which is to be executed by June 20, 2011. We will not earn any revenue from the Ashdown Mill until the Buy-in is paid in full. If the we fail to diligently and in good faith satisfy our obligations under the Ashdown LOI, the Deposit paid by NAMC will be forfeited. If our due diligence of the Ashdown Mill does not substantiate representations made by WEG, the Deposit will be returned to the Company.

We are obligated under the Ashdown LOI to add a 100 ton-per-day gold gravity circuit with counter current decantation capacity, a cyanide leaching circuit and other processing equipment to the Ashdown Mill, to double the total productive capacity to 200 tons-per-day of ore at an estimated operating cost of $65 per ton. Through our joint venture with WEG, we further intend to install a skidded plasma furnace system and an ancillary cooling and environmental package to produce gold dor at the Ashdown Mill. We expect that the plasma furnace, which possesses a melting capacity of 750 kg, will enable us to direct smelt high grade concentrates and loaded carbon into dor . The ability to run a plasma furnace at more than 4000 degrees Celsius will also afford us the opportunity to smelt alternative materials, such as precious metals from electronic waste recycling and rare earth recoveries along with recycling of spent catalyst containing platinum group metals.

Once the improvements to the Ashdown Mill are completed, it will be equipped to process WEX's high grade ore and to operate as a regional toll milling and refining facility for other high-grade ore producers, with the Company and WEG sharing equally the costs and net profits (to be defined in the definitive agreement) from the sale of recovered gold and other metals. The improved facility will enable us to adapt our milling process to the circuitry needs of each ore, whether by flotation circuit, gravity circuit, or cyanide leach circuit, and to generate revenue from milling and refining both base metals and precious metals.

Our management estimates that the cost of equipping the current facility for gold production and adding the additional 100 ton-per-day gold circuit will be $3 million. Under the Ashdown LOI, we are obligated to contribute $2 million towards the conversion costs, which will be satisfied in full upon the Company paying the remainder of the Buy-in. We do not presently have sufficient capital to pay the remainder of the Buy-in. To the extent that revenue from our operations is insufficient for us to meet our financial obligations under the Ashdown LOI, we will be required to obtain additional financing. If we are unable to obtain such financing, we may forfeit our interest in the Ashdown Mill and the Deposit.

Our management believes that the Ashdown Mill will require expansion of its current foundation, building and tailings facility within the next 12 months. The expansion, plus permitting of the expanded facilities, is expected to cost $3 million and will take approximately six months to complete. We expect that the cost for the expansion will be shared equally by the Company and WEG, but there is no agreement or arrangement to that effect.

The Ashdown Mill site also contains 42,000 tons of mine tailings that our management believes to have sufficient concentrations of metals to be economically recoverable. We intend to conduct a preliminary exploration of the tailings by sample drilling to determine whether a complete characterization of the tailings is warranted.

16:1 MILL, ESMERALDA COUNTY, NEVADA

On May 31, 2011, the Company acquired from NAMC a leasehold interest in a 30,000 square foot milling facility situated on 27.5 contiguous acres four miles northwest of the town of Silver Peak and thirty-two miles west of Tonopah in Esmeralda County, Nevada, within the Walker Lane trend (the "16:1 Mill"). The Walker Lane is a linear north-northwest trending depression extending some 800 km (500 miles) north from the Garlock Fault-Las Vegas area to south-central Oregon. It has a long history of exploration and mining, dating back to the discovery of the famous Comstock Lode in the late 1850's. The Walker Lane is notable for its numerous occurrences of volcanic-hosted epithermal gold and silver deposits.

The 16:1 Mill is an historical ore milling and refining facility that operated from 1982 through to 1992, servicing multiple mines within a 120 mile radius, at a productive capacity of 800 tons-per-day. Originally permitted for cyanide recovery, the 16:1 Mill had an average annual production rate of 1,000,000 ounces of silver and 10,000 ounces of gold. When it was closed in 1992 due to weak demand for precious metals, the 16:1 Mill was dismantled and the milling and filtration circuits were removed and sold to a new mine site in Texas.

We plan to restore the 16:1 Mill to its original working condition at a productive capacity of 800 tons-per-day, with the same operating footprint, permitted flow sheet and state approved engineering, within 12 months of commencing pilot milling operations. We also intend to make improvements to the facility that will increase its recovery ratios and enable it to accommodate a wider range metallurgic compatibilities. Once restored, we intend to operate the 16:1 Mill as a regional toll milling facility.

We have acquired, or are in the process of acquiring most of the equipment originally used at the 16:1 Mill Site with a view to reinstalling it in the same location. By utilizing the original equipment, we will realize economic efficiencies through reduced engineering requirements and a simplified permitting procedure. We are currently in the process of acquiring the original 800 ton-per-day Marcy ball mill and processing circuit from NJB under the NJB LOI along with five thickener mechanisms (Eimco Type B), and one Eimco 2.6 meter belt press with dual "P" rolls, and ancillary other parts. To complete the acquisition, we are required to pay NJB $200,000 on June 25, 2011, and $175,000 on July 25, 2011. We do not presently have sufficient capital to complete the acquisition of the equipment from NJB. To the extent that revenue from our operations is insufficient for us to complete the acquisition in accordance with the payment schedule, we will be required to obtain additional financing. If we are unable to obtain such financing, we may be unable to restore the 16:1 Mill as planned, or at all, and our business, financial condition and results of operations may be materially and adversely affected.

In addition to the equipment to be purchased from NJB, we have acquired certain other used milling and related equipment from NAMC that is presently installed or is in the process of being installed at the 16:1 Mill. We currently have two 50 ton-per-day parallel circuit grinding mills with flotation circuit, two Cress furnaces having an aggregate stockpile capacity of 50,000 tons, one jaw-crusher circuit with screen (skid mounted), assay laboratory and ancillary other milling equipment at the 16:1 Mill. We are currently renovating the 16:1 Mill to commence pilot operations of the two 50 ton-per-day mills in 120 days. Our management estimates that the cost of renovation will be $500,000.

During the next 12 months, we expect to acquire a Merrill-Crowe recovery system, a furnace & assay laboratory, and ancillary other equipment, all of which we intend to incorporate into the 16:1 Mill.

Our management estimates that the planned restoration of the 16:1 Mill will cost $4.5 million, including the renovation costs associated with the existing 50 ton-per-day mills, permitting and other startup expenses. We do not presently have sufficient cash to fund the restoration of the 16:1 Mill and put it into operation. We intend to pay for the restoration from revenue, but to the extent that revenue is insufficient, we will be required to obtain additional financing. We plan to obtain the required financing through private equity and debt transactions, but there can be no assurance that we will be able to obtain financing on terms satisfactory to us, or at all. We do not have any arrangements in place for any future financing. If we are unable to secure additional funding, we will be unable to make the 16:1 Mill operational and our business, financial condition and results of operations may be materially and adversely affected.

Once we have expanded the productive capacity of the 16:1 Mill to 800 tons-per-day, we intend to use the two existing 50 ton per day mills and circuit to conduct metallurgic and economic recovery analysis for pilot bulk sampling purposes.

The 16:1 Mill lease will expire on September 22, 2030, and may be extended at our option for an additional five years to September 22, 2035. We are not required to make any initial payment under the lease. Upon the earlier of September 22, 2011, and the commencement of milling and refining operations, the Company will owe monthly rent to Silver Peak for the remainder of the term of the Silver Peak Agreement in the amount of the greater of: (a) 1.5% of the gross proceeds of the material processed on the property; and (b) $2,500.00. Our failure to remit two or more rental payments will give Silver Peak Properties LLC the right to terminate the lease.

The Silver Peak Agreement grants the Company the right to purchase the leased property at a price to be determined by an independent valuator, or by agreement of the parties.

On May 31, 2011, we acquired from NAMC all its right, title and interest in and to a non-binding Memorandum of Understanding with Crown Gold Corporation of Reno, Nevada ("Crown"), granting a first right of refusal option to process high grade ore from Crown Gold's McLean Lode deposit at the 16:1 Mill. Crown Gold reports that its exploration work at the McLean Lode has delineated an inferred resource estimate of 1,025,700 tons grading 7.2 grams-per-ton of gold at a 2 grams-per-ton of gold cut off. We have not yet agreed with Crown Gold on a toll refining rate for our milling services.

MINERAL EXPLORATION

Our business plan includes acquiring and exploring advanced stage mineral properties. We intend to commence mineral exploration activities once our milling operations are generating cash flow sufficient for the acquisition and exploration of mineral properties that we believe have a high potential for new mineral discoveries and profitability. We may also enter into joint venture agreements with other mineral exploration companies for the exploration and development of advanced stage exploration properties.

The focus of our exploration activities will be gold, silver and other precious metals. While it is possible that a mineral property we acquire may host a commercially viable ore deposit suitable for production, we plan to option or sell any ore bodies that we may discover to a major mining company. Many major mining companies obtain their ore reserves through the purchase of ore bodies found by junior exploration companies. Although these major mining companies do some exploration work themselves, many of them rely on the junior resource exploration companies to provide them with future deposits for them to mine. We expect that optioning or selling a deposit found by us to these major mining companies will yield available capital to fund operations, while avoiding the substantial cost and investment horizon involved in mineral property development.

The success of our mineral exploration will depend upon locating deposits of gold, silver and other precious metals that that have been identified through appropriate spaced drilling or underground sampling as having sufficient tonnage and average grade to be commercially producible. We intend to seek out prospective mineral exploration properties by retaining the services of professional mining geologists. We are initially focusing our exploration efforts in the State of Nevada, but we will also consider exploration opportunities elsewhere in North America.

There can be no assurance that we will be able to acquire a mineral property that has commercially producible quantities of any mineral, or that we will discover them if they exist. If we are unable to find reserves of valuable minerals or if we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, we may be forced to sell or abandon our mineral interests, or to cease our exploration activities altogether.

Any mineral property to be considered for acquisition will require due diligence by our management. Due diligence would likely include purchase investigation costs such as professional fees charged by consulting geologists, preparation of geological reports on properties, title searches and travel costs associated with on-site inspections. In the course of conducting due diligence, we would also need to maintain our periodic filings with the appropriate regulatory authorities and will incur legal and accounting costs. In the event that our available capital is insufficient to acquire additional mineral properties and sustain minimum operations, we will need to secure additional financing.

We do not presently own or have any rights to a mineral property and we have no reserves of any type of mineral.

SOURCES OF AVAILABLE LAND FOR MINING AND EXPLORATION

There are at least five sources of land available for exploration, development and mining: public lands, private fee lands, unpatented mining claims, patented mining claims, and tribal lands. The primary sources for acquisition of these lands are the United States government, through the Bureau of Land Management and the United States Forest Service, state and Canadian Provincial governments, tribal governments, and individuals or entities who currently hold title to or lease government and private lands.

The Federal government owns public lands that are administered by the Bureau of Land Management or the United States Forest Service. Ownership of the subsurface mineral estate can be acquired by staking a twenty (20) acre mining claim granted under the General Mining Law of 1872, as amended (the "General Mining Law"). The Federal government still owns the surface estate even though the subsurface can be controlled with a right to extract through claim staking. Private fee lands are lands that are controlled by fee-simple title by private individuals or corporations. These lands can be controlled for mining and exploration activities by either leasing or purchasing the surface and subsurface rights from the private owner. Unpatented mining claims located on public land owned by another entity can be controlled by leasing or purchasing the claims outright from the owners. Patented mining claims are claims that were staked under the General Mining Law, and through application and approval the owners were granted full private ownership of the surface and subsurface estate by the Federal government. These lands can be acquired for exploration and mining through lease or purchase from the owners. Tribal lands are those lands that are under control by sovereign Native American tribes. Areas that show promise for exploration and mining can be leased or joint ventured with the tribe controlling the land.

ADDITIONAL FINANCING

We plan to generate revenue from multiple sources, including our milling and refining operations, from concentrate sales, gold dor sales and joint venture partnerships. To the extent that revenue from our operations is insufficient to meet our capital requirements, we will seek additional sources of funding, such as debt or equity financings and joint ventures. Future financing through equity investments will likely be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the renewable energy industry, and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenue from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

There is no assurance that we will be able to obtain financing on terms satisfactory to use, or at all. We do not have any arrangements in place for any future financing. If we are unable to secure additional funding, our business, financial condition and results of operations may be materially and adversely affected.

COMPETITIVE BUSINESS CONDITIONS

The mineral exploration industry is intensely competitive, highly fragmented and subject to rapid change. We may be unable to compete successfully with our existing competitors or with any new competitors. We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

ENVIRONMENTAL LAW AND REGULATIONS

In connection with our milling and refining, exploration and mine development activities, we are subject to extensive federal, state, provincial and local laws and regulations governing the protection of the environment, including laws and regulations relating to protection of air and water quality, hazardous waste management and mine reclamation as well as the protection of endangered or threatened species. We are required to comply with various federal, state and local laws and regulations pertaining to the discharge of materials into the environment or otherwise relating to the protection of the environment. We will obtain all required environmental permits, licenses or approvals prior to commencing the related activities. Management is not aware of any material violations of environmental permits, licenses or approvals issued with respect to our operations.

A number of bills have been introduced in the U.S. Congress over the past years that would revise in various respects the provisions of the Mining Law of 1872, but none of these proposals currently are under active considerations. However, if enacted, such legislation could substantially increase the cost of holding unpatented mining claims and could impair the ability of companies to develop mineral resources on unpatented mining claims. Under the terms of these bills, the ability of companies to a obtain patent on unpatented mining claims would be nullified or substantially impaired, and most contain provisions for the payment of royalties to the federal government in respect of production from unpatented mining claims, which could adversely affect the potential for development of such claims and the economics of operating new or even existing mines on federal unpatented mining claims. Our financial performance could therefore be affected adversely by passage of such legislation. Pending possible reform of the Mining Law of 1872, Congress has put in place a moratorium which prohibits acceptance or processing of most mineral patent applications. It is not possible to predict whether any change in the Mining Law of 1872 will, in fact, be enacted or, if enacted, the form the changes may take.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have no employees, other than our executive officers and directors. All functions including development, strategy, negotiations and administration are currently being provided by our executive officers.

Our President and Chief Executive Officer, Gary MacDonald, is a full time employee and will devote all of his time to our operations. Under the provisions of an Executive Employment Agreement executed May 31, 2011, Mr. MacDonald will serve as our President and Chief Executive Officer for a term of seven years, commencing June 1, 2011, subject to termination upon notice or certain other conditions. Mr. MacDonald's annual base salary will be $120,000 exclusive of bonuses, benefits and other compensation, which will be increased by five percent each year. Mr. MacDonald will be entitled to employee benefits comparable to those provided to other senior executives of the Company, and to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by the Company from time to time to its senior executives. The Executive Employment Agreement also provides Mr. MacDonald with certain severance benefits if his employment is terminated due to death or disability, by the Company without Cause (as defined in the Executive Employment Agreement), or by Mr. MacDonald for Good Reason (as defined in the Executive Employment Agreement). If Mr. MacDonald's employment is terminated other than for Just Cause, disability or death, or if it is terminated by Mr. MacDonald for Good Reason, (a) the Company will pay to Mr. MacDonald an amount equal to his annual base salary for the unexpired portion of his term of employment, (b) all options, rights, warrants or other entitlements for the purchase or acquisition of shares in the capital of the Company or any affiliate thereof shall be deemed to be granted to Mr. MacDonald and available for exercise as of the date of termination of his employment, and (c) the Company will pay to Mr. MacDonald an amount equal to the present value of all employment and pension benefits to which Mr. MacDonald would have been entitled during the term of employment if it had not been terminated. The Executive Employment Agreement does not provide for any additional or alternative severance or other payment to Mr. MacDonald if his employment is terminated in connection with a change in control of the Company or his responsibilities are modified in connection with a change in control.

We do not have an employment agreement with Thomas Mills, our Chief Financial Officer and Secretary pro tem.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to our officers or directors. See "Executive Compensation".

We do not intend to hire additional employees at this time. Any work that would be conducted on a property that we may secure will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

                                   PROPERTIES

We do not presently have any mineral exploration properties.

We have a leasehold interest in a 30,000 square foot milling facility situated on 27.5 contiguous acres located four miles northwest of the town of Silver Peak and thirty-two miles west of Tonopah in Esmeralda County, Nevada. The leasehold terminates on September 22, 2030, and is extendable by the Company for an additional five years to September 22, 20351. We are not required to make an initial payment under the lease. Upon the earlier of September 22, 2011, and the commencement of milling and refining operations, the Company will owe monthly rent to Silver Peak for the remainder of the term of the Silver Peak Agreement in the amount of the greater of: (a) 1.5% of the gross proceeds of the material processed on the property; and (b) $2,500.00. Our failure to remit two or more rental payments will give Silver Peak Properties LLC the right to terminate the lease. The Company has the right to purchase the leased property at a price to be determined by an independent valuator, or by agreement of the parties.

We presently lease our principal executive office, consisting of 225 square feet of commercial space in Reno, Nevada, at the rate of $100 per month.

                                  RISK FACTORS

We are in the business of toll milling and refining, mineral exploration and mine development, which is a highly speculative activity. An investment in our securities involves a high degree of risk. No one should invest in our securities if they cannot afford to lose their entire investment. In deciding whether to invest in our securities, a prospective investor should carefully consider the following information together with all of the other information contained in this report. Any of the following risk factors could cause our business, prospects, financial condition or results of operations to suffer and our investors to lose all or part of their investment. Prospective investors should read the section entitled "Special Note Regarding Forward Looking Statements" above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

(1) WE ARE A DEVELOPMENT STAGE COMPANY WITH LITTLE HISTORY OF OPERATIONS AND WE EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

We are a development stage company, and have yet to commence active operations. We have experienced losses from operations since inception in 2005, and we expect to continue to incur losses unless and until we generate sufficient revenue to fund continuing operations, including development and exploration costs. We have no prior operating history from which to evaluate our success, or our likelihood of success in operating our business, generating any revenues, or achieving profitability. We have generated no revenue to date and there can be no assurance that our business plan will be successful, or that we will ever generate significant revenue or achieve profitability. Toll milling and refining is a new area of business for us, and our management team has limited experience in toll milling and refining operations. Although we intend to hire knowledgeable and experienced employees and/or consultants with significant experience in toll milling and refining operations, there is no guarantee that this line of business will be profitable in the near future, if at all. As a start-up enterprise, we are subject to unforeseen costs, expenses, problems and difficulties inherent in new business ventures. Investors should evaluate an investment in our company in light of the uncertainties encountered by start-up companies in a competitive environment. Our future viability, profitability and growth will depend upon our ability to successfully implement our business plan and to expand our operations. There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

(2) WE WILL REQUIRE ADDITIONAL FINANCING TO FUND OUR TOLL MILLING AND REFINING OPERATIONS, TO ACQUIRE MINERAL PROPERTY AND TO CONDUCT EXPLORATION.

We do not have sufficient available cash to maintain nominal operations for the next 12 months of operations. Our operating costs are presently being paid through loans by our officers and directors, but there is no guarantee that they will continue to do so in the future, and they are under no obligation to continue to do so. Furthermore, we are contractually obligated to pay $1.5 million in respect of the Ashdown Mill by June 20, 2011, and $575,000 in respect of the NJB Equipment over the period from June 25, 2011 to July 25, 2011. We are also obligated to put the 16:1 Mill into operation by September 17, 2011, which we estimate will cost $400,000. In addition to our contractual obligations, our management estimates that we will require up to $10 million to implement our business plan and fund our operations for the next 18 to 24 months, including estimated administrative expenses, lease payments and estimated maintenance costs.

Failure to obtain additional financing to satisfy our cash requirements could result in forfeiture of our assets and delay or indefinite postponement of our toll milling operations and planned mineral exploration. If we are unable to obtain sufficient financing to maintain nominal operations, we may be forced to discontinue our business and our investors may lose all of their investment. There is no assurance that we will be able obtain the financing that we require, or that if we can obtain such operating capital, that it will be on terms favorable or acceptable to us.

If we obtain financing by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders will be reduced and the securities that we may issue in the future could have rights, preferences or privileges senior to those of the current holders of our common stock. Such securities may also be issued at a discount to the market price of our common stock, resulting in possible further dilution to the book value per share of common stock. If we obtain financing by issuing debt, we could be subject to debt covenants that could place limitations on our operations and financial flexibility.

(3) OUR INDEPENDENT AUDITORS HAVE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements for each of our last two fiscal years were prepared assuming that we would continue as a going concern. We have had net losses for each of the years ended August 31, 2010 and 2009, and we have an accumulated deficit as of August 31, 2010. In the view of our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern. Furthermore, since we do not expect to generate any significant revenue from operations for the foreseeable future, our ability to continue as a going concern depends, in large part, on our ability to raise additional capital through equity or debt financing transactions. If we are unable to raise additional capital, we may be forced to discontinue our business.

(4) OUR PLANNED MINERAL EXPLORATION OPERATION ACTIVITIES WILL PROBABLY NOT BE SUCCESSFUL.

We face the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. Exploration for minerals is a speculative venture necessarily involving substantial risk. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, tailings impoundment failures, cave-ins, landslides and the inability to obtain adequate machinery, equipment or labor are some of the risks involved in mineral exploration and exploitation activities.

Substantial expenditures are required to establish mineral reserves and resources through drilling, to develop metallurgical processes to extract the metal from the material processed and to develop the mining and processing facilities and infrastructure at any site chosen for mining. There can be no assurance that commercial quantities of minerals will be discovered. There is also no assurance that even if commercial quantities of minerals are discovered, that a property will be brought into commercial production or that the funds required to exploit mineral reserves and resources we discover will be obtained on a timely basis or at all. The commercial viability of a mineral deposit once discovered is also dependent on a number of factors, some of which are the particular attributes of the deposit, such as size, grade and proximity to infrastructure, as well as commodity prices. The above factors are beyond our control. There can be no assurance that our mineral exploration activities will be successful. In the event that such commercial viability is never attained, we may seek to transfer our property interests or otherwise realize value or may even be required to abandon our business and fail as a "going concern".

(5)     OUR PERFORMANCE MAY BE SUBJECT TO FLUCTUATIONS IN MINERAL PRICES.

The profitability of our toll milling and refining operations and exploration activities could be significantly affected by changes in the market price of minerals. Demand for minerals can be influenced by economic conditions and attractiveness as an investment vehicle. Other factors include the level of interest rates, exchange rates and inflation. The aggregate effect of these factors is impossible to predict with accuracy. In particular, mine production and the willingness of third parties such as central banks to sell or lease gold affects the supply of gold. Worldwide production levels also affect mineral prices. In addition, the price of gold, silver and other precious metals have on occasion been subject to very rapid short-term changes due to speculative activities.

(6) SINCE MARKET FACTORS IN THE MINING BUSINESS ARE OUT OF OUR CONTROL, WE MAY NOT BE ABLE TO PROFITABLY SELL ANY MINERALS THAT WE FIND.

If we are successful in locating a commercially exploitable reserve of minerals, we can provide no assurance that we will be able to exploit it. Numerous factors beyond our control may affect the marketability of any minerals discovered. These factors include fluctuations in the market price of such minerals due to changes in supply or demand, the proximity and capacity of processing facilities for the discovered minerals, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The precise effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital so that our investors may lose their entire investment.

(7) COMPETITION IN THE MINING INDUSTRY IS INTENSE, AND WE HAVE LIMITED FINANCIAL AND PERSONNEL RESOURCES WITH WHICH TO COMPETE.

Competition in the mining industry for desirable properties, investment capital and personnel is intense. Numerous companies headquartered in the United States, Canada and elsewhere throughout the world compete for properties on a global basis. We are an insignificant participant in the gold mining industry due to our limited financial and personnel resources. We presently operate with a limited number of personnel and we anticipate that we will compete with other companies in our industry to hire additional qualified personnel which will be required to successfully operate our milling and exploration activities. We may be unable to attract the necessary investment capital or personnel to fully explore and if warranted, develop our properties and be unable to acquire other desirable properties.

(8) OUR TOLL MILLING AND REFINING OPERATIONS WILL REQUIRE US TO DEPEND ON THIRD PARTIES AND OTHER ELEMENTS BEYOND OUR CONTROL, WHICH COULD RESULT IN HARM TO OUR BUSINESS.

Our toll milling and refining operations will rely largely on mineral material produced by others, but we have no control over their operations. Delivery of ore to our processing facilities is also subject to the risks of transportation, including trucking operations run by others, regulations and permits, fuel cost, weather, and road conditions. Toll milling requires that the mineral producer and the mineral processor agree on the grade of the incoming mineral, which can be a source of conflict between parties. Any disagreements with mineral producers, or problems with the delivery of ore, could result in additional costs, disruptions and other problems in the operation of our business.

(9) OUR SUCCESS IN THE FUTURE MAY DEPEND ON OUR ABILITY TO ESTABLISH AND MAINTAIN STRATEGIC ALLIANCES, AND ANY FAILURE ON OUR PART TO ESTABLISH AND MAINTAIN SUCH RELATIONSHIPS WOULD ADVERSELY AFFECT OUR MARKET PENETRATION AND REVENUE GROWTH.

We may be required to establish strategic relationships with third parties in the toll milling and mining industries. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the suitability of property relative to our competitors, or the quality grade of precious minerals found in our tailings. We can provide no assurance that we will be able to establish other strategic relationships in the future. Moreover, any strategic alliances that we establish, will subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to developed business and profit-sharing arrangements. Strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control.

(10)     OUR MANAGEMENT HAS CONFLICTS OF INTEREST.

Our Chief Executive Office, Gary MacDonald, who is also a director, has private mining interests and may also serve as a director of other mineral exploration companies. Consequently, his personal interests may come into conflict with our interests. Situations may arise where Mr. MacDonald is presented with business opportunities which may be desirable not only for us, but also to the other companies with which he is affiliated. In addition to competing for suitable business opportunities, we will also compete with these other exploration companies for investment capital, technical resources, key personnel and other elements of importance to our business. You should carefully consider these potential conflicts of interest before deciding whether to invest in our securities.

Mr. MacDonald presently holds a controlling ownership interest in, and serves as the sole director and officer for, North American Mining Corporation, a Nevada company, from which we acquired the Assets on May 31, 2011. See "Certain Relationships and Related Transactions, and Director Independence" below.


(11) OUR TOLL MILLING AND PLANNED EXPLORATION OPERATIONS ARE SUBJECT TO ENVIRONMENTAL REGULATIONS AND PERMITTING, WHICH COULD RESULT IN THE INCURRENCE OF ADDITIONAL COSTS AND OPERATIONAL DELAYS.

All phases of our operations are subject to current environmental protection regulation. There is no assurance that future changes in environmental regulation, such as greenhouse gas emissions, carbon footprint and the like, will not adversely affect our business and financial position. Some of our toll milling operations will require additional permits, which will increase our costs and may result in a delay of startup and cash flow. In addition, each toll-milling mineral source must be fully permitted for its own operation, a process over which we have no control. We will also be subject to environmental protection regulations with respect to our planned exploration activities, under applicable federal and state laws and regulations.

(12) A CONTROLLING PERCENTAGE OF OUR VOTING STOCK IS HELD BY ONE STOCKHOLDER, WHICH WILL ALLOW IT TO MAKE KEY DECISIONS AND EFFECT TRANSACTIONS WITHOUT FURTHER STOCKHOLDER APPROVAL.

North American Mining Corporation beneficially owns 59.9% of our outstanding voting stock, on a fully diluted basis. Accordingly, it will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation and our Bylaws, and the approval of mergers and other significant corporate transactions. These factors may also have the effect of delaying or preventing a change in our management or our voting control. Our Articles of Incorporation do not provide for cumulative voting.

(13) SINCE OUR BUSINESS INVOLVES NUMEROUS OPERATING HAZARDS, WE MAY BE SUBJECT TO CLAIMS OF A SIGNIFICANT SIZE WHICH WOULD COST A SIGNIFICANT AMOUNT OF FUNDS AND RESOURCES TO RECTIFY, WHICH COULD FORCE US TO CEASE OUR OPERATIONS, WHICH WILL CAUSE YOU A LOSS OF YOUR INVESTMENT.

Our operations are subject to the usual hazards inherent in exploring for minerals, such as general accidents, explosions, chemical exposure, and craterings. The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel. Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. The occurrence of any such contingency would require us to incur additional costs and force us to cease our operations, which will cause you a loss of your investment.

Difficulties, such as unusual or unexpected rock formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program. Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could over exceed policy limits or be excluded from coverage. We do not currently carry insurance to protect against these risks and we may not obtain such insurance in the future. There are also risks against which we cannot, or may not elect to insure. The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, thereby hurting our financial position, future earnings, and/or competitive positions. We may not have enough capital to continue operations and you will lose your investment.

(14)     THE LOSS OF OUR CHIEF EXECUTIVE OFFICER WOULD ADVERSELY AFFECT OUR
BUSINESS.

If Gary MacDonald, our President and Chief Executive Officer, were to die, become disabled or leave our company, we would be forced to identify and retain an individual to replace him. There is no assurance that we could find a suitable individual to replace him or to add to our employee base if that became necessary. We are entirely dependent on Mr. MacDonald at this time. We have no life insurance on Mr. MacDonald, and we may be unable to hire a suitable replacement for him on favorable terms, should that become necessary.

(15) IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, OUR OPERATIONS, FINANCIAL CONDITION AND PROSPECTS WILL BE MATERIALLY ADVERSELY AFFECTED.

Our success in the highly technical business of mineral exploration will be largely dependent upon the performance of our key officers, consultants and employees, and our ability to attract and retain qualified new personnel. We will compete with other mining companies in the recruitment and retention of qualified managerial and technical personnel. There is no assurance that we will be able to retain our key senior managerial and technical personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future. Our success will be largely dependent upon our ability to hire highly qualified personnel. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

(16) PROVISIONS IN OUR ARTICLES OF INCORPORATION AND BYLAWS OR NEVADA LAW MIGHT DISCOURAGE, DELAY OR PREVENT A CHANGE OF CONTROL OF US OR CHANGES IN OUR MANAGEMENT AND, THEREFORE DEPRESS THE TRADING PRICE OF THE COMMON STOCK.

Our Articles of Incorporation authorizes the Board to issue up to 100,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board without further action by stockholders. These terms may include preferences as to dividends and liquidation, voting rights, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock. In addition, Nevada corporate law and our Articles of Incorporation and bylaws also contain other provisions that could discourage, delay or prevent a change in control of our Company or changes in its management that our stockholders may deem advantageous. One of these provisions allows any vacancy on the Board, however the vacancy occurs, to be filled by the directors.

(17) WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE THE PERCENTAGE OF OWNERSHIP OF OUR STOCKHOLDERS AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 900,000,000 shares of common stock, par value $0.0001. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock.

(18)     WE DO NOT INTEND TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of the Board and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors the Board deems relevant.

(19) THERE IS A LIMITED PUBLIC MARKET FOR OUR SECURITIES AND THEY WILL NOT BE LISTED ON A WIDELY TRADED MARKET IN THE FORESEEABLE FUTURE.

There is currently a limited public market for shares of our common stock and one may never develop. Our common stock is quoted on the OTCQB operated by OTC Markets Group Inc. The OTCQB is a thinly traded market and lacks the liquidity of certain other established trading markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on an exchange or NASDAQ, which are often more widely-traded and liquid markets. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders' equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock, and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed.

(20) THERE IS NO ASSURANCE THAT OUR COMMON STOCK WILL BECOME LIQUID OR THAT IT WILL BE LISTED ON A SECURITIES EXCHANGE.

We expect our common stock to remain eligible for quotation on the OTCQB, or on another over-the-counter quotation system. In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise additional capital. While we intend eventually to apply to list the common stock on the NASDAQ Stock Market, there can be no assurance that such listing will be successful or that the common stock will ever be listed on a national securities exchange.

(21) THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

On May 31, 2011, we completed the acquisition of the Assets from NAMC in exchange for 31,000,000 shares of the Company's common stock and an assumption of certain liabilities associated with the Assets. We also issued a further 2,000,000 shares of Series A Preferred Stock to Gary MacDonald, as a secured creditor of NAMC, in exchange for his consent to the acquisition.

The acquisition of the Assets from NAMC resulted in a change of control of the Company. We subsequently changed our business model to include toll milling and refining, mineral exploration and development, while also suspending our oil and gas related activities until further notice.

Our management believes that the acquisition of the Assets will enable us to broaden our business model to offer base and precious metal toll milling and refining services. Toll milling and refining is a new area of business for us, and our management team has limited experience in toll milling and refining operations. Although we intend to hire knowledgeable and experienced employees and/or consultants with significant experience in toll milling operations, there is no assurance that this line of business will be successful, or that it will ever generate significant revenue or achieve profitability.

We have not earned revenue since inception. We have suffered recurring losses and net cash outflows from operations since inception, and our activities have been financed from the proceeds of share subscriptions and loans from management and non-affiliated third parties. We expect to continue to incur substantial losses to implement our business plan. We have not established any other source of equity or debt financing and there can be no assurance that we will be able to obtain sufficient funds to implement our business plan. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern in our financial statements for the year ended August 31, 2010. If we cannot continue as a going concern, then investors may lose all of their investment.

RESULTS OF OPERATIONS

We have not earned any revenue since inception on September 15, 2005, and we do not anticipate earning revenue until such time as we have put the 16:1 Mill into operation, or until we pay the Buy-in for a 50% joint venture interest in the Ashdown Mill. We are presently in the development stage of our business and we can provide no assurance that our business plan will be successful, or that we will ever generate significant revenue or achieve profitability.

Toll milling and refining is a new area of business for us, and our management team has limited experience in toll milling and refining operations. Although we intend to hire knowledgeable and experienced employees and/or consultants with significant experience in toll milling and refining, there is no guarantee that this line of business will be profitable in the near future, if at all.

As a start-up enterprise, we are subject to unforeseen costs, expenses, problems and difficulties inherent in new business ventures. Investors should evaluate an investment in our company in light of the uncertainties encountered by start-up companies in a competitive environment. Our future viability, profitability and growth will depend upon our ability to successfully implement our business plan and to expand our operations. There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

We have not commenced our planned mineral exploration activities, and we do not intend to do so until our toll milling operations are generating cash flow. We do not have any exploration rights or other interest in any mineral claim or other natural resource exploration property. There can be no assurance that we will ever acquire any mineral exploration rights or commence ur planned mineral exploration operations. Even if we acquire mineral exploration rights or commence our planned mineral exploration operations, there is no assurance that we will ever discover commercially exploitable reserves of valuable minerals, or that if such resources are discovered that we will ever commercially produce them.

YEAR ENDED AUGUST 31, 2010 COMPARED TO THE YEAR ENDED AUGUST 31, 2009

We posted an operating loss of $114,980 for the fiscal year ending August 31, 2010, due primarily to $24,467 in professional fees and the write-off of $83,740 in costs associated with the acquisition of conditional oil exploration rights. This was consistent with the operating loss of $114,921 for the previous fiscal year.

SIX MONTH PERIOD ENDED FEBRUARY 28, 2011 COMPARED TO THE SIX MONTH PERIOD ENDED FEBRUARY 28, 2010

We realized a net loss of $5,827 during the six months period ended February 28, 2011. Operating expenses during the period consisted of $7,523 in accounting and audit fees, $5,000 in legal fees and $572 in office and other general corporate expenses, and foreign exchange gain of $7,268.

Operating expenses for the six months period ended February 28, 2010 were $6,763 in accounting fees, $14,995 in legal fees and $890 in office and other general corporate expenses.

QUARTER ENDED FEBRUARY 28, 2011 COMPARED TO THE QUARTER ENDED FEBRUARY 28, 2010

We realized a net income of $2,982 during the three months period ended February 28, 2011. Operating expenses during the period consisted of $2,500 in legal fees, $1,635 in accounting fees and 151 in office and other general corporate expenses, and foreign exchange gain of $7,268.

Operating expenses for the three month period ended February 28, 2010 were $1,772 and were attributable to $1,198 in accounting fees, and $574 in office and other general corporate expenses.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES.

As of February 28, 2011, we had total assets of $102,228 comprised entirely of other receivable from the operator of the Prospect. The change in the value of our assets from August 31, 2010 resulted from the appreciation of Canadian dollar over US dollar.

As of February 28, 2011, our total liabilities increased to $48,085 from $34,990 as of August 31, 2010. The increase was primarily due to unpaid professional fees.

We do not have sufficient available cash to maintain nominal operations for the next 12 months of operations. Our operating costs are presently being paid through loans by our officers and directors, but there is no guarantee that they will continue to do so in the future, and they are under no obligation to continue to do so. Furthermore, we are contractually obligated to pay $1.5 million in respect of the Ashdown Mill by June 20, 2011, and $575,000 in respect of the NJB Equipment over the period from May 25, 2011 to July 25, 2011. We are also obligated to put the 16:1 Mill into operation by September 17, 2011, which we estimate will cost $500,000. In addition to our contractual obligations, our management estimates that we will require up to $10 million to implement our business plan and fund our operations for the next 18 to 24 months, including estimated administrative expenses, lease payments and estimated maintenance costs.

We will be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. If we obtain financing by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders will be reduced and the securities that we may issue in the future could have rights, preferences or privileges senior to those of the current holders of our common stock. Such securities may also be issued at a discount to the market price of our common stock, resulting in possible further dilution to the book value per share of common stock. If we obtain financing by issuing debt, we could be subject to debt covenants that could place limitations on our operations and financial flexibility. Further, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

We do not have any arrangements in place for any future financing, and there is no assurance that we will be able to obtain financing on terms satisfactory to use, or at all. Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the mining industry, and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenue from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our planned operations accordingly, it could result in forfeiture of our assets and delay or indefinite postponement of our toll milling operations and planned mineral exploration. If we are unable to obtain sufficient financing to maintain nominal operations, we may be forced to discontinue our business and cease operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 1, 2011, information concerning ownership of the Company's securities by (i) each Director, (ii) each executive officer, (iii) all directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than five percent of each class. The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days.

---------------------------------------------------------------------------
                                          Beneficial Ownership
                                                                 Percentage
                                            Number of Shares             of
Name of Beneficial Owner  Title of Class  Beneficially Owned          Class
---------------------------------------------------------------------------

Thomas Mills              Common Stock               500,000              *
---------------------------------------------------------------------------
Gary MacDonald            Series A                 2,000,000(1)      100.0%
                          Preferred Stock

---------------------------------------------------------------------------
All directors and         Common Stock               500,000              *
executive officers,       Series A
as a group                Preferred Stock          2,000,000         100.0%
---------------------------------------------------------------------------

North American            Common Stock            31,000,000          97.8%
Mining Corporation
---------------------------------------------------------------------------

Total Shares Issued       Common Stock            31,500,000          97.8%
and Outstanding
                          Series A                 2,000,000         100.0%
                          Preferred Stock
---------------------------------------------------------------------------
*     Less than 1%
(1) Each share of Series A Preferred Stock entitles the holder to 20 votes at all stockholder meetings.

The mailing address for all directors, executive officers and beneficial owners of more than 5% of our common stock is 970 Caughlin Crossing, Suite 100, Reno, Nevada 89519.

Unless otherwise noted, we believe that all persons named in the table above have sole voting and investment power with respect to all securities beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

        DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until the stockholders duly elect their successor. Officers and other employees serve at the will of the Board.

----------------------------------------------------------------
                                             TERM PERIOD SERVED
NAME             POSITION             AGE    AS DIRECTOR/OFFICER
----------------------------------------------------------------

Gary MacDonald   CEO, President,      43     2011 to present
                 CFO and a director

Thomas Mills     Secretary
                 and a director       43     2005 to present
----------------------------------------------------------------

Gary MacDonald was appointed our President, Chief Executive Officer and a member of the Board effective June 1, 2011. Since January 1999, Mr. MacDonald has been a Director of Obelisk International Ltd., a venture capital investment company. From November 1999 to 2007, Mr. MacDonald was a director of Pacific Rublias Energy Corp. (formerly, Cons AGX Resources Corp.), a mineral exploration company. From October 2002 to April 2009, Mr. MacDonald had been president and a director of Tapestry Resource Corp., a mineral exploration company. Since October 2002, Mr. MacDonald has been the sole officer and a director of Oronova Mining Corp., an exploration stage mining company. Since October 2004, Mr. MacDonald has been the director of Astra Capital Corp., a venture capital investment company. From October 2004 to January 2007, Mr. MacDonald was a director of Cierra Pacific Ventures Ltd., an exploration stage mining company. From March 2003 to January 2007, Mr. MacDonald was the president and a director of Harlow Ventures Inc., an exploration stage mining company. From July 2004 to June 2007, Mr. MacDonald was a director or Tapango Resources Ltd., an exploration stage mining company. From October 2002 to October 2006, Mr. MacDonald was the sole officer and a director of Glengarry Development Corp., an exploration stage mining company. Mr. MacDonald was CEO of MIP Solutions Inc. from January 2009 to June 2011, a development stage company concerned with water purification. Since August 2007 Mr. MacDonald has been President, CEO and Director of GeoMinerals Corporation a reclamation and remediation company. Since October 2007 Mr. MacDonald has been President, CEO and Director of GeoLogics Inc., a research and development company concerned with responsible mining practices. Since October 2007 Mr. MacDonald has been President, CEO and Director of American Silver Corporation, an exploration stage mining company. Since April 2007, Mr. MacDonald has been the President, Chief Executive Officer and a director of NAMC, an exploration stage mining company. Mr. MacDonald is also a member of the Society for Mining, Metallurgy and Exploration.

It was a condition precedent to acquisition of the Assets from NAMC on May 31, 2011, that Gary MacDonald, the President and Chief Executive Officer of NAMC, accept a position of employment with the Company as its President and Chief Executive Officer. In satisfaction of the condition, Gary MacDonald and the Company executed an Executive Employment Agreement on May 31, 2011. Under the provisions of the Executive Employment Agreement, Mr. MacDonald will serve as the President and Chief Executive Officer of the Company for a period of seven years, commencing on June 1, 2011. Reference is made to the disclosure set forth under Item 1.0 of this report, which disclosure is incorporated into this section.

Gary MacDonald was appointed as President and Chief Executive Officer because of his wide knowledge of current and historical mining practices, and his experience in investment management and banking, mergers and acquisitions, institutional financings, corporate and capital structuring, and tax efficiencies.

Thomas Mills is our founder, and presently serves as our Treasurer, Secretary and a member of the Board. From 2005 until 2011, he also served as our President, Chief Executive Officer and Chief Financial Officer. From 2001 until 2004, Mr. Mills was the President of Torrent Energy Corp., an oil and gas exploration company. From 2003 until 2011, Mr. Mills was the President, CEO and a director of AMP Productions Ltd., a motion picture production company. From 2005 to 2008, Mr. Mills was a director and executive officer of Kingston Mines, Ltd., a mineral exploration company. Since 2009, Mr. Mills has been the sole executive officer and director of Novagen Solar Inc., a company involved in the sale of photovoltaic products. Mr. Mills received a Bachelor of Laws degree from the University of British Columbia in 1996, and holds a Bachelor of Arts degree obtained from the University of Waterloo, Waterloo, Ontario in 1992. He was called to the Bar of British Columbia in 1997.

FAMILY  RELATIONSHIPS:

There  is  no  family  relationship  among  any  of  our officers and directors.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

Except as noted herein or below, during the last ten years none of our directors or officers have:

(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

                             EXECUTIVE COMPENSATION

As of May 31, 2011, no compensation has been awarded, earned by or paid to our officers.

SUMMARY OF EMPLOYMENT AGREEMENTS AND MATERIAL TERMS

On May 31, 2011, the Company entered into an Executive Employment Agreement with Gary MacDonald to serve as our President and Chief Executive Officer for a term of seven years, commencing June 1, 2011, which term will be automatically extended for one year on June 1, of each succeeding year during the term unless the Company gives notice to the contrary, subject to termination upon notice or certain other conditions. Mr. MacDonald's annual base salary will be $120,000 exclusive of bonuses, benefits and other compensation, which will be increased by five percent each year. Mr. MacDonald will be entitled to employee benefits comparable to those provided to other senior executives of the Company, and to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by the Company from time to time to its senior executives. The Executive Employment Agreement also provides Mr. MacDonald with certain severance benefits if his employment is terminated due to death or disability, by the Company without Cause (as defined in the Executive Employment Agreement), or by Mr. MacDonald for Good Reason (as defined in the Executive Employment Agreement). If Mr. MacDonald's employment is terminated other than for Just Cause, disability or death, or if it is terminated by Mr. MacDonald for Good

Reason, (a) the Company will pay to Mr. MacDonald an amount equal to his annual base salary for the unexpired portion of his term of employment, (b) all options, rights, warrants or other entitlements for the purchase or acquisition of shares in the capital of the Company or any affiliate thereof shall be deemed to be granted to Mr. MacDonald and available for exercise as of the date of termination of his employment, and (c) the Company will pay to Mr. MacDonald an amount equal to the present value of all employment and pension benefits to which Mr. MacDonald would have been entitled during the term of employment if it had not been terminated. The Executive Employment Agreement does not provide for any additional or alternative severance or other payment to Mr. MacDonald if his employment is terminated in connection with a change in control of the Company or his responsibilities are modified in connection with a change in control.

The foregoing description is qualified in its entirety by reference to the full text of the Executive Employment Agreement, which is filed herewith as Exhibit
10.3 and is incorporated by reference into this section

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

For the year ended August 31, 2011, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

COMPENSATION OF DIRECTORS

No member of the Board received any compensation for his services as a director during the year ended August 31, 2011 and currently no compensation arrangements are in place for the compensation of directors.

   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

TRANSACTIONS WITH RELATED PERSONS

The following includes a summary of transactions since September 1, 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation"). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

ASSET ACQUISITION

On May 31, 2011, the Company issued 31,000,000 shares of its common stock to NAMC in exchange for certain assets described under Item 2.01 of this report.

The acquisition of the Assets from NAMC was subject to the consent of Gary MacDonald, the President of NAMC, in his personal capacity as a secured creditor of NAMC under the terms of a General Security Agreement dated May 1, 2007. On May 31, 2011, the Company issued 2,000,000 shares of Series A Preferred Stock to Gary MacDonald in exchange for his consent to the asset acquisition. On May 31, 2011, the Company appointed Gary MacDonald as its President and Chief Executive Officer, with effect on June 1, 2011.

The Board has estimated the net value of the assets acquired from NAMC to be $7.92 million. This valuation is based on estimates and assumptions that affect the fair and reasonable value of the acquired assets and assumed liabilities as of May 31, 2011, and the expected amounts of resulting revenue and expenses.
The Company has based its estimates and assumptions on current facts, historical experience and various other factors that its management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. While the Company's management believes that the estimated net value of the acquired assets is fair and reasonable, management does not have any experience in asset valuation. Actual results experienced by the Company may differ materially and adversely from management's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

RELATED PARTY LOANS

For the six months ended February 28, 2011, Thomas Mills, a director, officer and former majority stockholder of the Company, advanced the Company $1,865.
For the years ended August 31, 2010 and 2009, Mr. Mills advanced the Company $23,740 and $Nil, respectively. As of February 28, 2011, the Company owed a total principal balance of $35,385 related to these payables. As of the date of this report, all of such amounts remain unpaid and outstanding.

INSIDER TRANSACTIONS POLICIES AND PROCEDURES

The Company does not currently have an insider transaction policy.

DIRECTOR INDEPENDENCE

We currently do not have any independent directors as the term "independent" is defined by the rules of the NASDAQ Stock Market.

                               LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

ITEM 5. MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

MARKET INFORMATION.

Our shares are quoted on the OTCQB operated by OTC Markets Group Inc., under the symbol "AMCM" Very limited trading activity has occurred during the past two years with our common stock; therefore, only limited historical price information is available. The following table sets forth the high and low bid prices of our common stock (USD) for the last two fiscal years and subsequent interim period, as reported by the National Quotation Bureau and represents inter dealer quotations, without retail mark-up, mark-down or commission and may not be reflective of actual transactions:

          ----------------------------------------
          QUARTER ENDED             HIGH       LOW
          ----------------------------------------
          February 28, 2011        $2.10     $0.07
          November 30, 2010        $0.07     $0.07
          August 31, 2010*         $1.40     $1.40
          May 31, 2010*            $1.80     $0.80
          February 28, 2010*       $3.00     $1.00
          November 30, 2009*       $1.80     $0.40
          August 31, 2009*         $4.00     $0.40
          May 31, 2009*            $2.00     $0.40
          February 28, 2009*       $1.00     $0.40
          November 30, 2008*       $5.20     $1.00
          ----------------------------------------
          * high and low bid prices adjusted to give retroactive effect to 20-for-1 reverse stock split of September 20, 2010

SHAREHOLDERS

On May 31, 2011, the stockholders list of our shares of common stock showed 30 registered holders of our shares of common stock and 31,680,202 shares of common stock outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of shares of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

DIVIDEND  POLICY

The Board may declare and pay dividends on outstanding shares of common stock out of funds legally available there for in our sole discretion; however, to date no dividends have been declared or paid on our common stock.

PENNY  STOCK  REGULATION

Our shares must comply with the Penny Stock Reform Act of 1990, which may potentially decrease our stockholders' ability to easily transfer their shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that must comply with the penny stock rules. Since our shares must comply with such penny stock rules, our stockholders will in all likelihood find it more difficult to sell their securities.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

                    RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 900,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. Holders of our common stock do not have pre-emptive rights to purchase shares in any future issuance of our common stock. Our common stock does not carry any conversion rights and there are no redemption provisions.

Our common stock does not carry any cumulative voting rights. As a result, holders of a majority of the shares of common stock voting for the election of directors can elect all of our directors. At all meetings of stockholders, except where otherwise provided by statute or by our Articles of Incorporation or by our bylaws, the presence in person or by proxy duly authorized by holders of not less than twenty percent (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of our common stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

As of May 31, 2011, we had a total of 31,680,202 shares of common stock outstanding.

PREFERRED STOCK

We are authorized to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series as may be determined by the Board, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the Board may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

SERIES A PREFERRED STOCK

The Company has designated 2,000,000 shares of its authorized preferred stock as "Series A Preferred Stock". Each share of Series A Preferred Stock has a par value of $0.0001 and entitles the holder to ten (10) votes at all stockholder meetings (except meetings at which only holders of other classes or series of shares are entitled to attend) for a period of three years from the date of issuance, and thereafter to one (1) vote at all such meetings.

Each share of Series A Preferred Stock will be automatically converted into one fully paid and non-assessable share of the Company's common stock if the holder transfers the share other than to certain permitted transferees, or upon the fifth anniversary date of the date of its issuance. There are no other conversion rights or privileges attached to the Series A Preferred Stock.

Each holder of Series A Preferred Stock has a right of retraction, to require the Company to redeem all or any of the holder's Series A Preferred Stock at a price of $25.00 per share within seven days following a change of control of the Company. If the Company does not redeem all shares of Series A Preferred Stock when presented for redemption, then all the holders of Series A Preferred Stock will be entitled, as a class, to elect a majority of the members of the Board for a period of one year. The Company may not redeem any shares of Series A Preferred Stock without the consent of the holder of such shares.

The Company is prohibited from taking certain corporate actions while any shares of Series A Preferred Stock are outstanding, without first obtaining the approval of the holders of two-thirds of the issued and outstanding Series A Preferred Stock.

As of May 31, 2011, a total of 2,000,000 shares of Series A Preferred Stock is issued and outstanding. No other shares of the Company's preferred stock are outstanding. All of the issued and outstanding shares of Series A Preferred Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of Series A Preferred Stock are issued, the relative interests of existing stockholders will be diluted.

The information contained in or incorporated by reference into Item 5.03 of our Current Report on Form 8-K filed May 13, 2011, is hereby incorporated by reference into this section.

ANTI-TAKEOVER EFFECTS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

Our Articles of Incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing the Board and management. According to our bylaws and Articles of Incorporation, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our voting securities and lack of cumulative voting makes it more difficult for other stockholders to replace the Board or for a third party to obtain control of the Company by replacing its Board.

NEVADA ANTI-TAKEOVER LAWS

BUSINESS COMBINATIONS

The "business combination" provisions of Sections 78.411 to 78.444, inclusive, of the NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various "combination" transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

- the transaction is approved by the Board or a majority of the voting power held by disinterested stockholders, or

- if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A "combination" is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

CONTROL SHARE ACQUISITIONS.

The "control share" provisions of Sections 78.378to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become "control shares" and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Although we are not currently subject to these "control share" provisions since we do not conduct business directly or indirectly in Nevada and have less than 100 stockholders of record who are Nevada residents, there can be no assurance that in the future such provisions will not apply to us.

TRANSFER AGENT AND REGISTRAR

The registrar and transfer agent for our shares of common stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, Oregon 97214 (Telephone:
503.227.2950;  Facsimile: 503.227.6874).

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The current bylaws of the Company provide that the Company shall indemnify its directors and officers as permitted under Nevada law. The Company is permitted by the bylaws to purchase and maintain insurance on behalf of its officers and directors against any liability and expense incurred in such capacity, whether or not the Company would have the power to indemnify such person against such liability.

The Company is incorporated under the laws of the State of Nevada. Section
78.7502 of the NRS provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NRS provides that discretionary indemnification under
Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

-     the stockholders;

- the Board by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

- independent legal counsel, in a written opinion, if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

The Articles of Incorporation, the bylaws or an agreement made by the Company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

- does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

- continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

On May 31, 2011, the Company issued 31,000,000 shares of the Company's common stock to NAMC in exchange for certain assets and further assumed certain liabilities associated with the assets. The shares were issued at a price of $0.24 per share without registration in reliance upon exemptions provided by
Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder. NAMC has agreed that it will not make any disposition of all or any portion of the shares issued to it unless such transfer is pursuant to registration under the Securities Act or pursuant to an available exemption from registration thereunder.

Our management has estimated the net value of the assets acquired from NAMC to be $7.92 million. This valuation is based on estimates and assumptions that affect the fair and reasonable value of the acquired assets and assumed liabilities as of May 31, 2011, and the expected amounts of resulting revenue and expenses. Our management has based its estimates and assumptions on current facts, historical experience and various other factors that its management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. While Our management believes that the estimated net value of the acquired assets is fair and reasonable, our management does not have any experience in asset valuation. Actual results experienced by the Company may differ materially and adversely from our management's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

On May 31, 2011, the Company issued 2,000,000 shares of Series A Preferred Stock to Gary MacDonald in exchange for his consent to the acquisition of the Assets from NAMC. The shares of Series A Preferred Stock were issued at a price of $0.24 per share without registration in reliance upon an exemption provided by
Section 4(2) of the Securities Act of 1933. To the extent required by Item 3.02 of Form 8-K, the information contained in or incorporated by reference into Item
5.03 of our Current Report on Form 8-K filed May 13, 2011, is hereby incorporated by reference into this Item 3.02.

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated into this Item 5.01.

COMMON STOCK ISSUED TO NAMC

On May 31, 2011, the Company issued 31,000,000 shares of its common stock to NAMC in exchange for the Assets, as described under Item 2.01 of this report. Gary MacDonald is the majority stockholder of NAMC, and thereby controls it. Our management has estimated the net value of the acquired assets to be $7.92 million. This valuation is based on estimates and assumptions that affect the fair and reasonable value of the acquired assets and assumed liabilities as of May 31, 2011, and the expected amounts of resulting revenue and expenses. Our management has based its estimates and assumptions on current facts, historical experience and various other factors that its management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. While our management believes that the estimated value of the acquired assets is fair and reasonable, our management does not have any experience in asset valuation. Actual results experienced by the Company may differ materially and adversely from our management's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

As a result of the Company acquiring the Assets, NAMC has acquired 59.9% voting control of the Company. This represents a change of control from Thomas Mills, our former President and Chief Executive Officer to NAMC.

PREFERRED STOCK ISSUED TO GARY MACDONALD

The acquisition of assets from NAMC was subject to the consent of Gary MacDonald, the President of NAMC, in his personal capacity as a creditor of NAMC under the terms of a General Security Agreement dated May 1, 2007. On May 31, 2011, we issued 2,000,000 shares of Series A Preferred Stock to Gary MacDonald in exchange for his consent to the acquisition of the Assets. Each share of Series A Preferred Stock carries ten (10) votes at all meetings of the Company's stockholders for three years and one (1) vote thereafter, unless earlier converted into a share of common stock. Each share of Series A Preferred Stock will be automatically converted into one fully paid and non-assessable share of the Registrant's common stock if the holder transfers the share other than to certain permitted transferees, or upon the fifth anniversary date of the date of its issuance. There are no other conversion rights or privileges attached to the Series Preferred Stock.

Each holder of Series A Preferred Stock has a right of retraction, to require the Registrant to redeem all or any of the holder's Series A Preferred Stock at a price of $25.00 per share within seven days following a change of control of the Registrant. If the Registrant does not redeem all shares of Series A Preferred Stock when presented for redemption, then all the holders of Series A Preferred Stock will be entitled, as a class, to elect a majority of the members of the board of directors of the Registrant for a period of one year and will, during that period, effectively control the Company.

The Registrant is prohibited from taking certain corporate actions while any shares of Series A Preferred Stock are outstanding, without first obtaining the approval of the holders of two-thirds of the issued and outstanding Series A Preferred Stock.

As a result of the Company obtaining the consent of Gary MacDonald to the acquisition of the Assets from NAMC, Gary MacDonald has acquired 38.7% voting control of the Company.

To the extent required by Item 5.01 of Form 8-K, the information contained in or incorporated by reference into Item 5.03 of our Current Report on Form 8-K filed May 13, 2011, is hereby incorporated by reference into this Item 5.01.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

A.     RESIGNATION OF THOMAS MILLS AS AN OFFICER

On May 31, 2011, Thomas Mills resigned as our President and Chief Executive Officer. Thomas Mills advised the Company that he was resigning from the foregoing positions for personal reasons and not because of any disagreement with the Company. The Board accepted Thomas Mills' resignation effective as of May 31, 2011. Mr. Mills will remain our Chief Financial Officer and Secretary, pro tem, until suitable incumbents for the positions can be engaged.

B.     APPOINTMENT OF GARY MACDONALD AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

On May 31, 2011, the Board appointed Gary MacDonald, 43, as the President and Chief Executive Officer of the Company, effective June 1, 2011.

For certain biographical and other information regarding Gary MacDonald, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06     CHANGE IN SHELL COMPANY STATUS

Management has determined that, as a result of our acquisition of the assets of NAMC, the Company has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Exchange Act.

To the extent required by Item 5.06 of Form 8-K, the information contained in or incorporated by reference into Item 1.01 of our Current Report on Form 8-K filed April 22, 2011, and the information contained in or incorporated by reference into Item 2.01 of this report is hereby incorporated by reference into this
Item 5.06.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

10.1 Amendment to Asset Purchase Agreement, dated May 31, 2011, between American Mining Corporation and North American Mining Corporation

10.2 Assignment and Assumption Agreement, dated April 30, 2011, between Thrust Energy Corp. and American Mining Corp.

10.3 Executive Employment Agreement, dated May 31, 2011, between American Mining Corporation and Gary MacDonald

10.4     Consent, dated May 31, 2011, granted by Gary MacDonald

99.1 Map showing the location in Nevada of the Ashdown Mill and the 16:1 Mill

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERICAN MINING CORPORATION



                                   /s/ Gary MacDonald
                                   Gary MacDonald, President & CEO
                                   Date: June 3, 2011